Exhibit 10.46

TRAVEL SEARCH COMPANY, INC.

RESTRICTED STOCK AGREEMENT

Restricted Stock Agreement (this “Agreement”) dated as of March 2, 2004 is by and between Travel Search Company, Inc., a Delaware corporation (the “Company”), and Paul English, an individual (the “Stockholder”).

WITNESSETH

WHEREAS, on January 6, 2004 (the “Issuance Date”), the Company sold to the Stockholder, and the Stockholder purchased, ten (10) shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”),

WHEREAS, on the date hereof, such shares of Common Stock have been, by resolution of the Board of Directors of the Company, split on a one (1) to one hundred sixty-one thousand (161,000) basis, such that the Stockholder now holds 1,610,000 shares of Common Stock (the “Stock”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Investment Representations. The Stockholder represents and warrants to and covenants with the Company that as of the Issuance Date and the date hereof:

(a) The Stockholder has been granted access to information and materials concerning the Company and the Stock sufficient to permit the Stockholder to evaluate the merits and risks of an investment in the Stock. The Stockholder has had the opportunity to the Stockholder’s satisfaction to question and to receive answers from officers and other representatives of the Company concerning the Company and the Stock. The Stockholder is aware of and understands all of the substantial risks associated with an investment in the Stock and that the Stockholder could lose the Stockholder’s entire investment in the Company.

(b) Stockholder understands that (A) the shares of Stock have not been registered under the Securities Act of 1933 (the “Securities Act”) and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (B) apart from any other restriction on such sale, transfer or disposition, such Stock cannot be sold, transferred or otherwise disposed of unless the shares of Stock are subsequently registered under the Securities Act or an exemption from such registration is then available and (C) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Stock and the Company has no obligation or current intention to register any of the Stock. The Stockholder’s ability to transfer the Stock acquired will be further impaired by the fact that there is no established trading market for shares of the Company’s capital stock. The Stockholder is able to bear the economic risk of an investment in the Stock for an indefinite period.

(c) The Stockholder acquired the Stock for the Stockholder’s own account for investment and not with a view to any distribution thereof, and will not transfer any of the Stock in violation of the provisions of any applicable securities law.

(d) The address set forth for the Stockholder on the signature page to this Agreement is the Stockholder’s address of domicile.

2. Legends.

(a) Certificates representing the shares of Stock subject to the provisions of this Agreement shall bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED OR QUALIFIED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE UNDER SUCH ACT AND STATE SECURITIES LAWS.”

(b) Certificates representing the shares of Stock, any shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company owned by the Stockholder from time to time (the “Series A Preferred Stock”), any shares of any subsequent series of Series A Convertible Preferred Stock of the Company issued upon conversion of the Series A Preferred Stock pursuant to a Designated Financing (as defined in the Company’s Restated Certificate of Incorporation) (the “Subsequent Series A Preferred Stock”; and, together with the Series A Preferred Stock, collectively the “Preferred Stock”) or any shares of Common Stock issued upon the exercise of any shares of Preferred Stock (the “Conversion Stock”) shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTED STOCK AGREEMENT. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR TO THE COMPANY.”

3. Vesting, Repurchase Rights and Transfer Restrictions Relating to Stock.

(a) Vesting Schedule. One quarter of the shares of Stock shall vest on March 2, 2004 and the remaining three-quarters (3/4) of the shares of Stock shall vest in 36 equal monthly installments on the first day of each month thereafter until such time as all shares are Vested Shares, provided that no additional shares of Stock shall become Vested Shares after the date of a “Terminating Event,” as defined below. For purposes of this Agreement, all shares of Stock that have vested shall be referred to as “Vested Shares” and all shares of Stock that have not vested shall be referred to as “Non-Vested Shares.”

(b)	Acceleration of Vesting on Certain Events

(i) Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

(1)	“Cause” shall mean, with respect to the Stockholder, any one or more of the following: (i) failure or refusal to perform his reasonably assigned duties to the Company; (ii) material breach of this Agreement, any employment agreement, any non-disclosure agreement or any other agreement between the Stockholder and the Company relating to the Stockholder’s employment; (iii) embezzlement, misappropriation of assets or property (tangible or intangible) of the Company; (iv) gross negligence, misconduct, neglect of duties, theft, dishonesty or fraud with respect to the Company, or breach of fiduciary duty to the Company; or (v) the indictment or conviction of a felony, or any crime involving moral turpitude, including a plea of guilty or nolo contendre.

(2)	“Change in Control Event” shall mean the occurrence of (i) a Major Transaction after which holders of the Company’s securities before the Major Transaction do not beneficially own, directly or indirectly, at least 50% of the combined voting power of the then-outstanding securities of the Surviving Entity entitled to vote generally in the election of directors immediately after the consummation of the Major Transaction or (ii) a single transaction or a series of transactions pursuant to which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Securities Exchange Act of 1934), excluding any employee benefit plan sponsored by the Company and any affiliates of the Company prior to such transaction or transactions, acquires the beneficial ownership, directly or indirectly, of at least 50% of the combined voting power of the then-outstanding securities of the Company or the Surviving Entity, as the case may be, entitled to vote generally in the election of directors immediately after the consummation of the transaction or transactions, except that any acquisitions of securities directly from the Company shall be disregarded for purposes of this clause.

(3)	“Good Reason” shall exist upon (i) mutual written agreement by the Stockholder and the Board of Directors that Good Reason exists; (ii) a material violation by the Company of its employment agreement with the Stockholder that continues uncured for a period of thirty (30) days after notice thereof by the Stockholder; (iii) demotion of the Stockholder, without his prior consent, to a position that does not include significant managerial responsibilities; (iv) reduction in the Stockholder’s base salary, other than in connection with, and substantially proportionate to, a general salary reduction program that applies to the Company’s executive officers; or (v) a relocation of the Company occurring before February 26, 2006 that requires the Stockholder to commute to an office that is more than sixty miles away from both Norwalk, Connecticut and Waltham, Massachusetts.

(4)	“Major Transaction” shall mean (x) a merger (or reverse merger), consolidation, or other similar business combination (other than, for the avoidance of doubt, a transaction described in clause (ii) of the definition of Change in Control Event) in which outstanding shares of Common Stock are exchanged for cash, securities, and/or other property of another entity, or (y) the sale or lease of all or substantially all of the Company’s assets to another person or entity.

(5)	“Surviving Entity” shall mean the entity that survives a Major Transaction or purchases or leases assets in a Major Transaction.

(ii) Major Transactions. Subject to Section 3(b)(iii), if the Company is to be subject to or engage in a Major Transaction, the Board of Director of the Company shall, with respect to any Non-Vested Shares, (1) provide that the Surviving Entity shall exchange for the Non-Vested Shares restricted securities of the Surviving Entity (or an affiliate thereof) on an equitable basis and containing substantially the same restrictions as are applicable to the Non-Vested Shares herein or (2) upon written notice to the Stockholder, provide that all Non-Vested Shares will, upon the consummation of the Major Transaction, become and thereafter remain Vested Shares, in which event the holders thereof shall be entitled to receive upon consummation of the Major Transaction the same consideration on a per share basis as other holders of Common Stock of the Company. For purposes hereof, the Non-Vested Shares shall be considered to be exchanged “on an equitable basis” if, following consummation of the Major Transaction, the aggregate value of the exchanged securities, as determined in good faith by the Board of Directors of the Company, is at least equal to the aggregate value of the Non-Vested Shares immediately prior to the Major Transaction.

(iii) Acceleration Upon Change in Control Events. If a Change in Control Event occurs, all Non-Vested Shares will, upon the consummation of the Change in Control Event, become and thereafter remain Vested Shares. If, however, in connection with such Change in Control Event, a tax under Section 4999 of the Code would be imposed on the Stockholder (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), and the Stockholder, on an after tax basis (taking into account such tax), would receive-greater net compensation by not having all of such Non-Vested Shares become Vested Shares, then at the discretion of the Board of Directors, the number of Non-Vested Shares which shall immediately become Vested Shares may be reduced (or delayed), to the extent necessary to maximize such net compensation. For purposes of determining “net compensation” under this paragraph, the amount of compensation considered to be realized by the Stockholder as a result of the acceleration of the vesting of such Non-Vested Shares shall be determined in accordance with the principles set forth in the Treasury Regulations under Section 280G of the Code for determining the amount of any “parachute payment” resulting from the acceleration of vesting of restricted stock.

(iv) Acceleration Upon Termination Without Cause or Termination for Good Reason. If the Stockholder’s employment with the Company is terminated (i) by the Company without Cause or (ii) by the Founder for Good Reason, then the vesting schedule set forth in Section 3(a) shall accelerate such that the following number of Non-Nested Shares shall become Vested Shares on the date of such termination: the lesser of (x) 12.5% of the shares of Stock; or (y) all shares of Stock that remain Non-Vested Shares as of such date.

(c) Repurchase Option. Upon the occurrence of any of the following events (a “Terminating Event”), no further installments of Non-Vested Shares shall become Vested Shares and the Company shall have the option at any time during the one hundred twenty (120) day period after it receives notice of such Terminating Event, but not the obligation, to purchase all or any portion of the Non-Vested Shares from the Stockholder, or the Stockholder’s legal representatives, successors, assigns or transferees, as the case may be, in accordance with the terms set forth in Section 3(d) (such option referred to as the “Repurchase Option”):

(i)	The termination of the Stockholder’s employment with the Company, the Surviving Entity or an affiliated entity for Cause;

(ii)	The Stockholder’s termination of his employment with the Company, the Surviving Entity or an affiliated entity without Good Reason or as a result of his death or Disability (as defined below);

(iii)	The receivership, bankruptcy or other creditor’s proceeding regarding the Stockholder or the taking of any of the Stock by legal process, such as a levy of execution; or

(iv)	Distribution of any of the Stock to the Stockholder’s spouse as such spouse’s joint or community interest pursuant to a decree of dissolution, operation of law, divorce or property settlement agreement, except as may be otherwise permitted by the Company.

For the purposes of this Agreement, “Disability” shall mean any physical incapacity or mental incompetence (i) as a result of which the Stockholder is unable to perform the essential functions of his job for an aggregate of 90 days, whether or not consecutive; during any 180-day period and the Company determines in good faith that such incapacity or incompetence is likely to continue for at least the next 30 days, and (ii) which cannot be reasonably accommodated by the Company without undue hardship.

(d) Repurchase Procedures. If the Company exercises the Repurchase Option to repurchase any of the shares of Non-Vested Shares as set forth herein, the Company shall give to the Stockholder a written notice (the “Repurchase Notice”) within the 120 day period referenced in Section 3(c) specifying the number of shares the Company is electing to repurchase and the aggregate consideration to be paid for such Stock, which Repurchase Notice shall be signed by an officer of the Company and delivered as provided in Section 12.1 of this Agreement. The Repurchase Notice shall further set a closing date for the purchase, which date shall not be less than ten (10) nor more than twenty (20) days after the date of the Repurchase Notice. Such purchase shall take place at the principal office of the Company. At the closing, the Stockholder, or the Stockholder’s legal representative, shall deliver to the Company the certificate or certificates representing all of the shares of Stock to be purchased, duly endorsed, and the Company, upon the receipt of such certificate or certificates shall deliver either (i) a check in the amount of the purchase price or (ii) a written acknowledgment of a reduction of indebtedness of the Stockholder to the Company by the amount of the purchase price. The purchase price for each share of Stock for which the Company may exercise the Repurchase Option is equal to $.0001 (as adjusted to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock occurring after the date hereof). Except to the extent that such certificate or certificates are being held in escrow by the Company, if the Stockholder or the Stockholder’s legal representative fails to deliver the certificate or certificates to the Company at the closing in accordance with the terms hereof or, alternatively, fails to provide the Company with a duly executed affidavit of loss, destruction or mutilation with respect to such certificates, the Company may deposit the purchase price (or the applicable written acknowledgment of reduction of indebtedness) with the Secretary or Treasurer of the Company, and thereafter the Stock to be repurchased shall be deemed to have been sold and transferred to the Company, and the Stockholder or the Stockholder’s legal representative, despite the failure to deliver the certificate or certificates, shall have no further rights as a Stockholder of the Company with respect to such shares of Stock. In such event, the Secretary or the Treasurer of the Company shall continue to hold the purchase price for such shares of Stock and shall make payment thereof, without interest, upon delivery of the certificate or certificates to the Company.

(e) Restrictions on Transfer of Stock. Prior to the effective date of an initial public offering of the Company’s Common Stock, the Stockholder may not sell, assign, transfer or otherwise dispose of (any of the foregoing, a “Transfer”) any Vested Shares except a Transfer (i) with the prior written consent of and subject to the conditions imposed by the Company, all as determined by the Board of Directors of the Company, (ii) in accordance with the Stock Restriction and Co-Sale Agreement, dated as of March 2, 2004, by and among the Company, the Stockholder and the several other stockholders parties thereto from time to time (the “Co-Sale Agreement”), including, without limitation, Section 4 thereof or (iii) by will or by the laws of descent and distribution, but only if the transferee of such shares agrees in writing to assume the obligations of and be bound by the terms and conditions of this Agreement and, if so required, the Co-Sale Agreement. The Stockholder may not Transfer any Non-Vested Shares except a Transfer (i) with the prior written consent of and subject to the conditions imposed by the Company, all as determined by the Board of Directors of the Company, or (ii) Transfers of up to 50% of the Non-Vested Shares to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, children or grandchildren) or to a trust, partnership or limited liability company for the benefit of such Stockholder or such members of his or her immediate family, but only if the transferee of such shares agrees in writing to assume the obligations of and be bound by the terms and conditions of this Agreement and, if so required, the Co-Sale Agreement.

4. Repurchase Option and Transfer Restrictions Relating to Preferred Stock and Conversion Stock.

(a) Preferred Repurchase Option. Upon the occurrence of any of the following events (a “Preferred Terminating Event”) on or before March 2, 2008, the Company shall have the option at any time during the ninety (90) day period after it receives notice of such Preferred Termination Event, but not the obligation, to purchase all or any portion of the Preferred Stock and/or Conversion Stock from the Stockholder, or the Stockholder’s legal representatives, successors, assigns or transferees, as the case may be, in accordance with the terms set forth in Section 4(b) (such option referred to as the “Preferred Repurchase Option”): (i) any event described in Section 3(c)(i) or 3(c)(ii), (ii) the receivership, bankruptcy or other creditor’s proceeding regarding the Stockholder or the taking of any of the Preferred Stock and/or Conversion Stock by legal process, such as a levy of execution; or (iii) distribution of any of the Preferred Stock and/or Conversion Stock to the Stockholder’s spouse as such spouse’s joint or community interest pursuant to a decree of dissolution, operation of law, divorce or property settlement agreement, except as may be otherwise permitted by the Company.

(b) Preferred Repurchase Procedures. If the Company exercises the Preferred Repurchase Option, the Company shall give to the Stockholder a written notice (the “Preferred Repurchase Notice”) within the 90 day period specified in Section 4(a) specifying the number of shares the Company is electing to repurchase and the aggregate purchase price to be paid therefor, which Preferred Repurchase Notice shall be signed by an officer of the Company and delivered as provided in Section 12.1 of this Agreement. The Preferred Repurchase Notice shall further set a closing date for the purchase, which date shall not be less than ten (10) nor more than twenty (20) days after the later of (x) the date of the Preferred Repurchase Notice or (y) the date that the Purchase Price (as defined in Section 4(c)) is-finally determined pursuant to Section 4(c). Such purchase shall take place at the principal office of the Company. The purchase price for each share of Preferred Stock and/or Conversion Stock for which the Company may exercise the Preferred Repurchase Option is equal to the Purchase Price (as defined in Section 4(c)). At the closing, the Stockholder, or the Stockholder’s legal representative, shall deliver to the Company the certificate or certificates representing all of the shares of Preferred Stock and/or Conversion Stock to be purchased, duly endorsed, and the Company, upon the receipt of such certificate or certificates shall deliver either (i) a check in the amount of the aggregate Purchase Price for such shares of Preferred Stock and/or Conversion Stock or (ii) a written acknowledgment of a reduction of indebtedness of the Stockholder to the Company by the amount of the aggregate Purchase Price. Except to the extent that such certificate or certificates are being held in escrow by the Company, if the Stockholder or the Stockholder’s legal representative fails to deliver the certificate or certificates to the Company at the closing in accordance with the terms hereof or, alternatively, fails to provide the Company with a duly executed affidavit of loss, destruction or mutilation with respect to such certificates, the Company may deposit the aggregate Purchase Price (or the applicable written acknowledgment of reduction of indebtedness) with the Secretary or Treasurer of the Company, and thereafter the Preferred Stock and/or Conversion Stock to be repurchased shall be deemed to have been sold and transferred to the Company, and the Stockholder or the Stockholder’s legal representative, despite the failure to deliver the certificate or certificates, shall have no further rights as a Stockholder of the Company with respect to such shares of Preferred Stock and/or Conversion Stock. In such event, the Secretary or the Treasurer of the Company shall continue to hold the aggregate Purchase Price for such shares of Preferred Stock and/or Common Stock and shall make payment thereof, without interest, upon delivery of the certificate or certificates to the Company.

(c)	Purchase Price.

(i) As used herein, “Purchase Price” shall mean:

(1) with respect to each share of Preferred Stock to be repurchased, (x) if the Preferred Repurchase Notice is delivered on or before March 2, 2006, $1.00 (as adjusted to reflect any subsequent stock split, stock dividend, reverse stock split or similar event affecting the Preferred Stock) (the “Original Price”) or (y) if the Preferred Repurchase Notice is delivered after March 2, 2006, the greater of (A) the Original Price or (B) the fair market value of such share of Preferred Stock as determined in good faith by the Board of Directors (or pursuant to Section 4(c)(ii)); and

(2) with respect to each share of Conversion Stock to be repurchased, (x) if the Preferred Repurchase Notice is delivered on or before March 2, 2006, the price obtained by dividing (A) the Original Price, by (B) the number of shares of Common Stock (including fractional shares) issuable upon the conversion of one share of Preferred Stock that was converted into Conversion Stock at the time of such conversion (such price determined in this clause (x), as adjusted to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Converted Stock following the issuance thereof, the “Conversion Stock Price”) or (y) if the Preferred Repurchase Notice is delivered after March 2, 2006, the greater of (A) the Conversion Stock Price or (B) the fair market value of such share of Conversion Stock as determined in good faith by the Board of Directors (or pursuant to Section 4(c)(ii)).

(ii) Notwithstanding Section 4(c)(i), if, within five (5) days of the Company notifying the Stockholder of its determination of the fair market value of the Preferred Stock and/or the Conversion Stock pursuant to Sections 4(c)(i)(1)(y)(B) and/or 4(c)(i)(2)(y)(B), as the case may be (the “Fair Market Value”), the Stockholder sends written notice to the Company objecting to such valuation (the “Objection Notice”), then the Fair Market Value shall be determined through the following appraisal procedures. Within five (5) days of delivering the Objection Notice, the Company and the Stockholder shall attempt in good faith to reach agreement on the Fair Market Value. If they are unable to reach agreement within such five (5) day period, then, within five (5) days thereafter, the Company and the Stockholder shall agree on the selection of an independent appraiser. Such appraiser will have twenty (20) days in which to determine the Fair Market Value, and its determination thereof will be final and binding on all parties concerned. If the Company and the Stockholder are unable to reach an agreement as to an independent appraiser within five (5) days after the aforesaid five (5) day period, then two appraisers will be appointed within five (5) days thereafter, one each by the Company and the Stockholder to determine the Fair Market Value. Each of the Company and Stockholder will cause their appraiser to determine independently the Fair Market Value within twenty (20) days after the time of their appointment. If the lesser of the two appraised values so determined (the “Low Value”) exceeds or is equal to ninety percent (90%) of the value of the greater of the two appraised values (the “High Value”), the Fair Market Value will be deemed to be equal to the average of the two appraisals. If the Low Value is less than ninety percent (90%) of the High Value, the two appraisers will themselves appoint a third appraiser within five (5) days after the two appraisals have been rendered. Such third appraiser will have twenty (20) days in which to determine independently the Fair Market Value. The median of the three (3) appraised values shall be binding on all parties concerned as the Fair Market Value.

(d) Restrictions on Transfer. The Stockholder may not, at any time before March 2, 2008, Transfer any shares of Preferred Stock or Conversion Stock unless the transferee of such shares agrees in writing to assume the obligations of and be bound by the terms and conditions of this Agreement relating to such Preferred Stock or Conversion Stock.

(e) Termination. This Section 4 shall terminate upon the earlier to occur of (i) the completion of a firm commitment underwritten public offering of Common Stock in which the aggregate gross proceeds to the Company equal or exceed $25,000,000 and the price per share paid by the public for such shares equals or exceeds $5.00 per share (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event occurring after March 2, 2004) or (ii) a Change in Control Event.

5. Lock-up Agreement. The Stock and all other shares of capital stock of the Company owned (beneficially or of record) by the Stockholder are subject to the lock-up provision set forth in Section 15(g) of the Investor Rights Agreement, dated as of March 2, 2004, by and among the Company and the stockholders parties thereto from time to time (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Rights Agreement”).

6. Adjustments. If there shall be any change in the Common Stock or Preferred Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of shares, or the like, all of the terms and provisions of this Agreement shall apply to any new, additional or different shares or securities issued to the Stockholder as a result of such event to the same extent as applies to the Common Stock and Preferred Stock, and the price and the number of shares or other securities that may be purchased by the Company shall be appropriately adjusted.

7. Recognition of Transferees. The Company shall not (i) transfer on its books any shares of Stock, Preferred Stock or Conversion Stock that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) treat as owner of such shares or accord the right to vote as such owner or pay dividends to any transferee to whom such shares shall have been so transferred.

8. Rights of Stockholder. Subject to the provisions of this Agreement, the Stockholder shall exercise all rights and privileges of a holder of Common Stock and Preferred Stock of the Company with respect to the Stock, Preferred Stock and/or Conversion Stock.

9. Continuation of Employment. Nothing in this Agreement shall affect in any way the right or power of the Company to terminate the Stockholder’s employment with the Company.

10. Specific Enforcement. The Company and the Stockholder each acknowledge that the other party will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by either the Company or the Stockholder, the other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof.

11. Independent Counsel. The Stockholder has been provided with an opportunity to consult with the Stockholder’s own counsel with respect to this Agreement.

12. Miscellaneous

12.1. Notices. Any notices or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by certified U.S. Mail, with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service or (d) sent by facsimile transmission with a confirmation copy sent by overnight courier, in each case, to the parties at the addresses and telecopy numbers as set forth below or at such other addresses or telecopy numbers as may be furnished in writing by any party pursuant to this Section 12.1 (except that notices of changes of address or telecopy number shall only be effective upon receipt).

(a) If to Company:

Travel Search Company, Inc.

20 Marshall Street, S320

Norwalk, CT 06854

Attn: Daniel S. Hafner

Telecopy No.: (203) 899-3125

with a copy to:

Katten Muchin Zavis Rosenman

525 West Monroe Street, Suite 1600

Chicago, Illinois 60661-3693

Attention: Adam R. Klein, Esq.

Telecopy No.: (312) 577-8739

(b) If to the Stockholder, to the address set forth below the Stockholder’s signature on the signature page hereto.

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) days after the date of mailing if sent by certified mail, (y) two (2) days after date of delivery to the overnight courier if sent by overnight courier (as evidenced by a written receipt from the courier) or (z) the next succeeding business day after transmission by facsimile.

12.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

12.3. Waivers; Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by either party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law, in equity or otherwise. This Agreement may not be amended except in a writing signed by the parties hereto.

12.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and permitted assigns of the parties hereto.

12.5. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement shall not be affected thereby.

12.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.7. Prior Understandings; Co-Sale Agreement. This Agreement, the Rights Agreement and the Co-Sale Agreement represent the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings. The Stockholder agrees and acknowledges that the Co-Sale Agreement remains in full force and effect and any conflict between the terms of this Agreement and the Co-Sale Agreement shall be resolved by reference to the Co-Sale Agreement. If the Co-Sale Agreement becomes superceded by a successor agreement that includes provisions substantially similar to Sections 2, 3, 4, and/or 6 of the Co-Sale Agreement, then all references in this Agreement to the Co-Sale Agreement shall be deemed to refer to such successor agreement and all references to any of Sections 2, 3, 4, and/or 6 of the Co-Sale Agreement shall be deemed to refer to the-substantially similar provision(s) in such successor agreement.

12.8. Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

12.9. Sealed Instrument. This Agreement shall have the effect of an instrument executed under seal.

IN WITNESS WHEREOF the Company and the Stockholder have caused this agreement to be executed, and the Stockholder whose signature appears below acknowledges acceptance of an original copy of this Agreement.

COMPANY:

TRAVEL SEARCH COMPANY, INC.

By:	/s/ D. Stephen Hafner

Name:	D. Stephen Hafner

Its:	CEO

STOCKHOLDER:

/s/ Paul English
Paul English

Address:

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